EXHIBIT 10.23

DRESSER-RAND GROUP INC.

GRANT NOTICE FOR 2008 STOCK INCENTIVE PLAN
STOCK APPRECIATION RIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, Dresser-Rand Group Inc. (the "Company"), hereby grants to Participant named below the Stock Appreciation Rights with respect to the number of shares of its common stock (the "Shares"), that are covered by the Stock Appreciation Rights, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the Dresser-Rand Group Inc. 2008 Stock Incentive Plan (the "Plan") and the Standard Terms and Conditions (the "Standard Terms and Conditions") promulgated under such Plan, each as amended from time to time.    Participant must formally accept the grant of Stock Appreciation Rights within 90 days following the Grant Date specified by this Grant Notice; if the Participant fails to do so, the Stock Appreciation Rights will be forfeited and the Participant will have no further rights with respect to such Stock Appreciation Rights.    These Stock Appreciation Rights are granted pursuant to the Plan and are  subject to and qualified in their entirety by the Standard Terms and Conditions.  The Standard Terms and Conditions may be accessed through Participant’s personal Morgan Stanley Smith-Barney Benefit Access®   (www.benefitaccess.com)  account in the Plan Documents section.

Name of Participant:
Grant Date:
Number of Shares of Common Stock covered by Stock Appreciation Right:
Exercise Price Per Share:
Expiration Date:
Vesting Schedule:

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that these Stock Appreciation Rights shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DRESSER-RAND GROUP INC.

By: /s/ VINCENT R. VOLPE JR.

Name: Vincent R. Volpe Jr.

Title: President and Chief Executive Officer